                                                                    EXHIBIT 4.21


IF THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE FOR THE DEPOSITORY TRUST COMPANY, THEN THE FOLLOWING LEGEND SHALL APPLY:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "ORIGINAL YIELD TO MATURITY" AND "INITIAL SHORT ACCRUAL PERIOD OID" (COMPUTED UNDER THE EXACT METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.


                                             ISIN:
                                             CUSIP:
REGISTERED                                   PRINCIPAL AMOUNT:
No.FC


                  THE CHASE MANHATTAN CORPORATION
              SUBORDINATED MEDIUM-TERM NOTE, SERIES B
                        (Foreign Currency)
ORIGINAL ISSUE DATE:     INTEREST RATE:        STATED MATURITY
                                               DATE:

____________________       ________%           __________________

INITIAL REDEMPTION       INITIAL REDEMPTION    ANNUAL REDEMPTION
DATE:                    PERCENTAGE:           PERCENTAGE
                                               REDUCTION:

____________________     ________________      __________________

SPECIFIED CURRENCY:     INTEREST PAYMENT       INTEREST PAYMENT
                        DATES:                 PERIOD:

____________________    __________________     __________________


HOLDER'S OPTIONAL
REPAYMENT DATE(S):      TOTAL AMOUNT OF OID:   ORIGINAL YIELD TO
                                               MATURITY:

__________________      ____________________   _________________


INITIAL SHORT ACCRUAL   LISTING ON LUXEMBOURG
PERIOD OID:             STOCK EXCHANGE:        TAX REDEMPTION:

__________________      Yes / /    No / /      Yes / /     No / /


ISSUE PRICE:            OTHER PROVISIONS:

__________________      _____________________


AUTHORIZED DENOMINATIONS: _________ and integral multiples of _____________ in excess thereof.

PAYMENTS CONVERTED INTO U.S. DOLLARS:  PRESUMPTION YES / /  PRESUMPTION NO / /

     The Chase Manhattan Corporation, a Delaware corporation (the "Company"),
for value received, hereby promises to pay to                                 ,
                                  , or registered assigns, the principal sum of
                   on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, semi-annually or annually as specified above under "Interest Payment Period", on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder of this Note on the Regular Record Date with respect to such Interest Payment Date, and on the Stated Maturity

Date shown above (or any Redemption Date as defined below or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on such payment shall accrue for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Paying and Authenticating Agent (referred to below), notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture (referred to below).

     As used herein, "Business Day" means any day other than a Saturday or Sunday that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) not a day on which banking institutions are authorized or required by law or regulation to be closed in the Principal Financial Center (as defined below) of the country of the Specified Currency (or if the Specified Currency of this Note is the European Currency Unit ("ECU"), the Principal Financial Center of each country that issues a component currency of the ECU), (c) a day on which banking institutions in such Principal Financial Center are carrying out transactions in such Specified Currency and (d) if the Specified Currency of this Note is ECU, a day that is an "ECU

Settlement Day". An "ECU Settlement Day" means any day that (a) is not either
(i) a Saturday or a Sunday or (ii) a day which appears as an ECU Non-Settlement Day on the display designated as page "ISDE" on the Reuters Monitor Money Rates Service (or a day so designated by the ECU Banking Association, if ECU Non-Settlement Days do not appear on that page) and, if ECU Non-Settlement Days do not appear on that page (and are not so designated), a day on which payments in ECU cannot be settled in the international interbank market and (b) is a day on which payments in ECU can be settled by commercial banks and in foreign exchange markets in the place in which the relevant account for payment is located.

     "Principal Financial Center" means the capital city of the country of the Specified Currency designated on the face hereof, except that if the Specified Currency is the U.S. dollar, the Deutsche mark or the ECU, the Principal Financial Center shall be The City of New York, Frankfurt or Luxembourg, respectively.

     Upon presentation and surrender of this Note on the Maturity Date at the office or agency of the Company maintained for that purpose in the City of New York, the City of London or the City of Luxembourg, or such other address as the Company shall from time to time notify the registered Holder of this Note in writing, payment of the principal, premium, if any, and interest due on the Maturity Date will be made in immediately available funds, or if such payment is to be made in the Specified Currency as provided below, by wire transfer to an account maintained by the registered Holder hereof in the country of the Specified Currency specified above (the "Holder's overseas account"), as designated by the registered Holder of this Note by written notice to the Paying and Authenticating Agent (referred to below) at least 16 days prior to the Maturity Date. As more fully provided below, if payment of interest on this
Note is made in U.S. dollars, payment of interest on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the registered Holder hereof as of the immediately preceding Regular Record Date at such address as shall appear in the Medium-Term Note Register (as defined below), or, if such payment is to be made in the Specified Currency as provided below, by wire transfer to such Holder's overseas account. Notwithstanding the above, any registered Holder receiving payments of interest on this Note in United States dollars (as provided below) and holding the equivalent of U.S. $10,000,000 or more (determined as provided below) in aggregate principal amount of Notes having the same Interest Payment Date will receive payments of interest by the transfer of immediately available funds to such account at a bank as the registered Holder of this Note shall have designated; provided that appropriate wire transfer instructions in writing have been received by the Paying and Authenticating Agent on or before the Regular Record Date preceding such Interest Payment Date; and provided, further, that such bank has appropriate facilities therefor. Notwithstanding the above, in any case where wire transfer facilities for the making of any payment shall not be reasonably available to the Paying and Authenticating Agent, or where wire transfer instructions have not been received by the Paying and Authenticating Agent on or before the requisite date, such payment shall be made by check or draft and mailed to the registered Holder hereof entitled thereto at such address as shall appear on the Medium-Term Note Register maintained by the Paying and Authenticating Agent. The Paying and Authenticating Agent has agreed to comply with all Federal income tax information reporting and withholding requirements (including, without limitation, obtaining appropriate certifications and remitting the same to the Company) with respect to payments of interest (including original issue discount) on this Note.

     This Subordinated Medium-Term Note, Series B is one of a duly authorized series of Subordinated Debt Securities (hereinafter called the "Securities") of the Company issued and to be issued under an Amended and Restated Indenture dated as of September 1, 1993 (the "Indenture") between the Company and Chemical Bank as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Subordinated Medium-Term Notes, Series B (the "Subordinated Medium-Term Notes" or the "Notes") and the terms upon which the Subordinated Medium-Term Notes are, and are to be, authenticated and delivered. The Chase Manhattan Bank, N.A., acting through its corporate trust offices in The City of New York and at Woolgate House, Coleman Street, London EC2P 2HD, and Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg are the initial paying agents for the payment of interest and principal of the Subordinated Medium-Term Notes (each, a "Paying Agent"); and The Chase Manhattan Bank, N.A. acting through its corporate trust offices in The City of New York and in London is the authenticating agent for the Subordinated Medium-Term Notes (the "Paying and Authenticating Agent"). The Subordinated Medium-Term Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates, be denominated or be payable in different currencies and vary in such other ways as are provided in the Indenture.

     This Note is not subject to any sinking fund.

     The U.S. Dollar equivalent of this Note will be determined by the Paying and Authenticating Agent on the basis of the Market Exchange Rate (as defined below) on the Business Day immediately preceding the Original Issue Date. The term "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York: provided, however, that, in the case of ECUs (as defined above), the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities or any successor publication.

     This Note may be subject to repayment at the option of the Holder on any Holder's Optional Repayment Date(s), if any, indicated above. If no Holder's Optional Repayment Dates are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date this Note shall be repayable in whole or in part (provided that any remaining principal amount hereof shall be an Authorized Denomination specified above) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Paying and Authenticating Agent at the principal corporate trust office of The Chase Manhattan Bank, N.A. in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or such other address which the Company shall from time to time notify the Holders of the Subordinated Medium-Term Notes, not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"), except as provided in the next succeeding paragraph. If no Initial Redemption Date is set forth above, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date, except in the event the Company is required to pay any Additional Amounts (as defined below) with respect to the payment of principal and interest on this Note. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part (provided that any remaining principal amount hereof shall be an Authorized Denomination specified above) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise indicated on the face hereof, this Note will be subject to redemption as a whole but not in part at the option of the Company, at a redemption price equal to the principal amount hereof (or if this Note is an Original Issue Discount Note at the Amortized Face Amount (as defined below)) together with accrued and unpaid interest, if any, to the date fixed for redemption, upon notice as described below, if the Company determines that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, the Company has or will become obligated to pay Additional Amounts (as hereinafter defined) with respect to this Note as described below; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of this Note then due. The Company will make its determination with respect to redemption as soon as practicable after it becomes aware of an event that might give rise to such a determination, such determination to be evidenced by the delivery to the Trustee of an Officer's Certificate with respect thereto. If the Company has elected to redeem this Note, the Trustee will give notice to the Holder hereof within 15 days after the date the Trustee is notified of the Company's election to redeem this Note or make additional payments as described above. Such notice will state the nature of the Company's election, the reasons for and the nature of such determination and the last day by which redemption may be made.

     The Company will, subject to the limitations and exceptions set forth below, pay to the Holder on behalf of an owner of a beneficial interest (an "Owner") in this Note who is a United States Alien (as hereinafter defined) such additional amounts (the "Additional Amounts") as may be necessary so that every net payment to such Owner of principal and premium, if any, and interest, if any, on this Note, after deduction or withholding for or on account of any present or future tax, assessment of other governmental charge imposed upon such Owner, or by reason of the making of such net or additional payment, by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

          (1) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor or beneficiary of, or possessor of a power over, such Owner, if such Owner is an estate or a trust, or between a member or shareholder of such Owner, if such Owner is a partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, possessor, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (2) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge imposed by reason of such Owner's past or present status (i) as a private foundation or other tax exempt organization or a domestic or foreign personal holding company with respect to the United States, (ii) as a corporation that accumulates earnings to avoid United States income taxes, (iii) as a controlled foreign corporation with respect to the United States, (iv) as the owner, actually or constructively, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, or (v) as a bank that acquires a Note as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (4) any tax, assessment or other governmental charge which is payable primarily otherwise than by deduction or withholding from payments on this Note;

          (5) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or Owner of this Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (6) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Note, if such payment can be made without such withholding by any other Paying Agent of the Company outside the United States;

          (7) any tax, assessment or other governmental charge that would not have been so imposed but for the Owner being or having been a person within a country with respect to which the United States Treasury Department has determined under Sections 871(h)(5) and 881(c)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), on or before the Original Issue Date specified above that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code; or

          (8)  any combination of items (1), (2), (3), (4), (5), (6) or (7), above;

nor shall Additional Amounts be paid to any holder on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner of this Note to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the Owner would not have been entitled to payment of the Additional Amount had such beneficiary, settlor, member or Owner been the sole Owner of this Note. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     Except as specifically provided above, the Company will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Notices to the holders of the Notes with respect to redemption as provided above will be mailed first class mail, postage prepaid, to the holders' addresses listed in the register maintained by the Registrar not more than 60 nor less than 30 days prior to the Redemption Date.

     If this Note is redeemable at the option of the Company (other than as a result of the Company being obliged to pay Additional Amounts as provided above), the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     The principal of, and premium, if any and interest on, this Note are payable by the Company in the Specified Currency specified on the face hereof.

     If the box marked "Presumption Yes" following the term "Conversion into U.S. Dollars" above has been checked, The Chase Manhattan Bank, N.A. or such other person as shall be appointed by the Company (the "Exchange Rate Agent") will convert all payments of principal of, and premium, if any, and interest on, this Note to U.S. dollars unless the Holder hereof elects to receive such payments in the Specified Currency as described below. If the box marked "Presumption No" following the term "Conversion into U.S. Dollars" above has been checked, the Holder of this Note will receive all payments of principal of, and premium, if any and interest on, this Note in the Specified Currency unless the Holder of this Note elects to receive such payments in U.S. dollars as described below. Any U.S. dollar amount to be received by the registered Holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the applicable Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive U.S. dollar payments on such date and at which the applicable dealer commits to execute a contract. If such bids are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments.

     If the box marked "No" following the term "Conversion into U.S. Dollars" above has been checked, the Holder hereof will receive all payments of principal of, and premium, if any, and interest on, this Note only in the Specified Currency subject to the provisions set forth in the second succeeding paragraph below, and the Holder hereof may not subsequent to the issuance hereof request that future payments of principal hereof, and premium, if any, and interest hereon, be converted to U.S. dollars.

     Except as otherwise provided herein, if either the box marked "Presumption Yes" or the box marked "Presumption No" is marked above, the Holder hereof may subsequent to the issuance hereof request that future payments of principal hereof, and premium, if any, and interest hereon, be converted, or not be converted, as the case may be, to U.S. dollars by transmitting a written request for such payments to the Paying and Authenticating Agent on or prior to the Regular Record Date or not less than 15 days prior to the applicable Maturity Date. Such request shall include appropriate payment instructions and shall be in writing (mailed or hand delivered) or by cable, telex or facsimile transmission. The Holder of this Note may elect to receive all future payments of principal, premium, if any, any interest in either the Specified Currency set forth above or in U.S. dollars, as specified in the written request, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying and Authenticating Agent, but written notice of any such revocation must be received by the Paying and Authenticating Agent on or prior to the Regular Record Date or at least 16 days prior to Maturity.

     If the Specified Currency is not available for the payment of principal, premium, if any, or interest with respect to this Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the Market Exchange Rate (as defined above) on the date of such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate as defined above.

     The Registrar shall maintain the Medium-Term Note Register on its own internal registration record-keeping system. The term "Medium-Term Note Register" shall mean the definitive record in which shall be recorded the names, addresses, addresses for payment and taxpayer identification numbers of Holders of the Notes and details with respect to the issuance, transfer and exchange of Notes as appropriate.

     The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of calculation, as calculated by the Paying and Authenticating Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

     If an Event of Default with respect to the Subordinated Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount (or Amortized Face Amount, in the case of Original Issue Discount Notes) of the Outstanding Subordinated Medium-Term Notes may declare the principal (or Amortized Face Amount, in the case of Original Issue Discount Notes) of all the Subordinated Medium-Term Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the currency, currency unit or composite currency, prescribed herein and in the Indenture.

     The payment of the principal of, premium, if any, and interest on the Subordinated Medium-Term Notes is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions and each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for such purpose. The Company shall not make any payment of the principal of, premium, if any, or interest on the Subordinated Medium-Term Notes (whether at maturity or otherwise) while the Company is in default with respect to any payment of principal of, premium, if any and interest on any Senior Indebtedness or in the event that any nonpayment event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due prior to the date on which it would otherwise have become due and payable.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at its offices located at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, and this Note duly executed by the Holder hereof or by such Holder's attorney duly authorized in writing and thereupon one or more new Subordinated Medium-Term Notes, of Authorized Denominations specified above and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Subordinated Medium-Term Notes are issuable only in registered form without coupons in the Authorized Denominations specified above. As provided in the Indenture, and subject to certain limitations therein set forth, the Subordinated Medium-Term Notes are exchangeable for a like aggregate principal amount of Subordinated Medium-Term Notes in such Authorized Denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and the Subordinated Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     References in this Note to "U.S. dollars" or "U.S.$" are to the currency of the United States of America. References in this Note to the "Specified Currency" are to the Specified Currency specified above.

     Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent or the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

                                   THE CHASE MANHATTAN CORPORATION


                                   By:  _____________________




                 (SEAL)            By:  _____________________



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Chemical Bank, as Trustee   or   Chemical Bank, as Trustee

                                 By: The Chase Manhattan Bank, N.A.,
                                     as Authenticating Agent


By:______________________        By:_______________________________
   Authorized Officer                Authorized Officer

                          OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________________
________________________________________________________________________________
       (Please print or typewrite name and address of the undersigned)

     For this Note to be repaid, this Note must be received at a corporate trust office of The Chase Manhattan Bank, N.A., in The City of New York or at its offices at Woolgate House, Coleman Street, London EC2P 2HD, or at the offices of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or at such other place or places of which the Company shall from time to time notify the Holders of this Note not more than 60 nor less than 30 days prior to the Holder's Optional Repayment Date, if any, specified above, with this "Option to Elect Repayment" form duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which when subtracted from the principal amount of this Note, shall equal an Authorized Denomination) which the Holder elects to have repaid and specify the denomination or denominations of the Subordinated Medium-Term Notes (which shall be Authorized Denominations) to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ ____________________        ____________________________________
                              NOTICE:  The signature on this
Date _________________        Option to Elect Repayment must
                              correspond with the name as written
                              upon this Note in every particular,
                              without alteration or enlargement or
                              any change whatever.

                                ABBREVIATIONS

     The following abbreviations, when used in the inscription on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--.............Custodian............
                                                    (Minor)

               Under Uniform Gifts to Minors Act

               .................................
                            (State)

          TEN ENT--as tenants by the entireties
          JT TEN-- as joint tenants with right of survivorship and not as tenants in common

          Additional abbreviations may also be used though not in the above list.

                        _____________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
     Identifying Number of Assignee:

_____________________________

________________________________________________________________________________

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                        INCLUDING ZIP CODE OF ASSIGNEE:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     the within Note and all rights thereunder, and does hereby irrevocably constitute and appoint _________________________________________________________
______________________________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.

Dated:  ___________________        _______________________________
                                   Signature Guaranteed:

                                   _______________________________

                                   _______________________________
                                   NOTICE:  The signature to this
                                   assignment must correspond with
                                   the name as written upon the
                                   within instrument in every
                                   particular, without alteration
                                   or enlargement, or any change
                                   whatever.